Exhibit 10.21

EXTENSION

Pursuant to that certain Convertible Promissory Note, dated on or about January 22, 2019 (the "Note"), by BioLife4D Corporation ("Borrower") in favor of H. Joseph Leitch ("Lender"), issued in connection with that certain Note Purchase Agreement, dated January 22, 2019, by and between Borrower and Lender, Lender has loaned to Borrower the sum of $125,000.00. Pursuant to the Note, Borrower has the right to extend the Maturity Date (as defined in the Note) until January 31, 2024. Accordingly, Borrower hereby extends the Maturity Date of the Note until January 31, 2024.

Dated: January 13, 2022

BIOLIFE4D CORPORATION

BY: ______________________________

Steven Morris, CEO